Exhibit 99.1

QuantRx® Biomedical Provides Update on Corporate Developments

TUALATIN, OR--(Marketwired - Feb 25, 2015) - QuantRx® Biomedical Corporation ("QuantRx" or the "Company") (OTCQB: QTXB), an emerging provider of innovative healthcare solutions for feminine care, point-of-care diagnostics, laboratory diagnostics and genomic testing, all of which leverage its robust portfolio of patented intellectual property, is pleased to announce continued progress and exciting development across its business lines.

The Company is pursuing manufacturing capacity for the domestic production of its distinctive patented miniform pads (the "Pads"). A reliable, high-quality supply of Pads will enable the Company to aggressively drive online sales of both its untreated miniform pads for the feminine care market and treated miniform pads for feminine inflammatory conditions. In addition to the large over-the-counter market opportunity, securing domestic manufacturing capabilities is critical to the ongoing development and commercialization of the Company's laboratory diagnostics and genomic testing product offerings based on its PadKit technology.

Dr. Shalom Hirschman, Chief Executive Officer of QuantRx stated, "The Pads have numerous applications in several large over-the-counter market opportunities. Our untreated Pads provide women with a comfortable, easy-to-use solution during light days of menstruation that supports an active lifestyle with a less bulky and non-invasive alternative to traditional pads and tampons. The ability to couple a variety of topical medicines with the sterile Pads also offers a compelling solution for inflammatory conditions. Finally, the treated Pads can also be positioned and marketed as a means to provide temporary relief of the discomfort caused by hemorrhoids. Management believes that securing a high-quality, reliable domestic manufacturing source and marketing partner will enable the Company to leverage its strong IP position to pursue numerous large retail business opportunities."

About QuantRx Biomedical, Inc.

QuantRx Biomedical Corporation (OTCQB: QTXB) is focused on the development and commercialization of genomic products for advanced diagnosis of serious disease and health conditions, and innovative over-the-counter miniform based products (uniqueminiform.com). With synergistic expertise in the discovery of diagnostic platforms leveraging a significant portfolio of intellectual property, QuantRx's mission is to introduce products for use by its medical laboratory, and consumers that deliver more accurate, reliable, and cost-effective diagnoses which result in improved patient care and a reduction in overall healthcare costs.

The QuantRx strategy targets significant market opportunities estimated to be in excess of $5 billion worldwide. The Company's technology portfolio, with more than a dozen patents, patents pending and licensed patents, includes: miniform technology for over-the-counter applications, and the diagnosis and treatment of women's health concerns and other medical needs, and significant opportunities in genomic screening and testing for adult and fetal applications, all of which are designed to address significant unmet medical needs by providing clinicians with important tools for early discovery and assessment.

This release may contain forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements reflect, among other things, management's current expectations, management's current plans and strategies, and anticipated financial results, all of which are subject to known and unknown risks, uncertainties and factors that may cause our actual results to differ materially from those expressed or implied by these forward-looking statements. Many of these risks are beyond our ability to control or predict including; general economic conditions, the Company's need for additional funds, the early state of the products the Company is developing, uncertainties relating to clinical trials and regulatory reviews, competition and dependence on collaborative partners, the Company's ability to avoid infringement of the patent rights of others, and the Company's ability to obtain adequate patent protection and to enforce these rights. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. QuantRx does not undertake any obligation to update or review any such forward-looking information, whether as a result of new information, future events or otherwise.

CONTACT INFORMATION

Contact:
Dr. Shalom Hirschman